UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2025

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building 3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, SiriusPoint Ltd. (the “Company”) announced the appointment of Martin Hudson to serve on the board of directors of the Company (the “Board”), effective September 1, 2025. Mr. Hudson will serve as a Class III director until the Company’s 2028 annual general meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Hudson, 66, has more than 40 years of international (re)insurance leadership experience, spanning underwriting, risk management, governance, and executive management. Since 2015, he has served as an independent non-executive director and chair of the board of directors across a number of companies, including SiriusPoint International. Mr. Hudson has served as an independent non-executive director of Liberty Mutual Managing Agency Ltd and Liberty Mutual Insurance Europe SE since November 2024 and has served as an independent non-executive chairman of Sirius International Managing Agency Ltd since November 2018. Mr. Hudson also served on the board of directors of (i) Apollo Syndicate Management Ltd from February 2018 until February 2025, (ii) MS Amlin Underwriting Limited from March 2020 to August 2023, and (iii) Old Mutual Specialty Insurance from January 2017 to March 2020. Earlier in his career, Mr. Hudson held senior executive positions with Travelers Insurance, Mitsui Sumitomo Insurance Group, and Old Mutual Specialty Insurance. His leadership experience covers wholesale and retail insurance, specialty and reinsurance markets, and global operations across the U.S., UK, Europe, Canada, and Asia. The Board considered Mr. Hudson’s extensive leadership experience in the (re)insurance industry and as an executive and board member to multiple companies when concluding that Mr. Hudson should serve as a director of the Company.

The Board has determined that Mr. Hudson qualifies as an independent director for purposes of the rules of the New York Stock Exchange as well as applicable rules of the Securities and Exchange Commission (the “SEC”). Mr. Hudson may be appointed to serve on a Board committee at a later date. Committee assignment(s), once determined, will be disclosed by the Company in a Current Report on Form 8-K.

Mr. Hudson will receive the same compensation as the Company’s other non-employee directors, which is summarized in the Company’s definitive proxy statement filed with the SEC on April 10, 2025 for the 2025 annual general meeting of shareholders.

The Company has also entered into an indemnification agreement with Mr. Hudson in the same form as its standard form of indemnity agreement with its other directors.

There are no arrangements or understandings between Mr. Hudson and any other person pursuant to which he was named a director of the Company. Mr. Hudson has no family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Hudson has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Mr. Hudson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 3, 2025, the Company issued a press release announcing Mr. Hudson’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of September 3, 2025, issued by SiriusPoint Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.

Date: September 3, 2025	By:	/s/ Linda S. Lin
Name: Linda S. Lin
Title: Chief Legal Officer and Corporate Secretary